UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006

 Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2085B Quaker Pointe Drive Quakertown, Pennsylvania	18951
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 529-6084

1800 Byberry Road, Building 13 Huntingdon Valley, PA 19006

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant .

On December 15, 2006, the Audit Committee of the Board of Directors of Cellegy Pharmaceuticals, Inc. (the “Registrant”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Registrant’s independent registered public accounting firm.

The audit reports of PwC on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except where PwC included an explanatory paragraph in their reports noting that the Registrant had incurred losses since its inception and also had negative cash flows, which raised substantial doubt about the Registrant’s ability to continue as a going concern.

During the two most recent years ended December 31, 2005and 2004, and through December 15, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to thereto in their reports on the financial statements for such years.

During the two most recent years ended December 31, 2005 and 2004, and through December 15, 2006, there have been no reportable events ( as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested that PwC furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 21, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1	Letter dated December 21, 2006 from PricewaterhouseCoopers LLP to the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: December 21, 2006	By:	/s/ Robert J. Caso
Robert J. Caso Vice President, Finance (Duly Authorized Officer)